EXHIBIT 4.3
SECOND AMENDED AND RESTATED
RECLASSIFICATION AND SALE OF SHARES AGREEMENT
     THIS SECOND AMENDED AND RESTATED RECLASSIFICATION AND SALE OF SHARES AGREEMENT (the “Agreement”) is made as of December 18, 2000, among Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (the “Company”), the shareholders and warrant holders of the Company set forth on the Schedule of Shareholders attached hereto and made a part hereof (the shareholders and warrant holders on the Schedule of Shareholders are collectively referred to herein as the “Current Shareholders” and individually as a “Current Shareholder”) and the parties set identified on Schedules A and B (the “Purchasers”) and together with the Current Shareholders, the “Shareholders” and individually a “Shareholder”. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 10 hereof.
R E C I T A L S
     A. Prior to the date of this Agreement, the Company has issued the following:
          i. Series I Convertible Preferred Stock of the Company, par value $.01 per share (the “Series I Preferred Stock”), pursuant to that certain Reclassification and Sale of Shares Agreement among the Company and the parties thereto dated as of March 24, 1997 (the “Initial Reclassification Agreement”);
          ii. Series II Convertible Preferred Stock of the Company, par value $.01 per share (the “Series II Preferred Stock”), pursuant to the Initial Reclassification Agreement;
          iii. Series III Non-Convertible Preferred Stock of the Company, par value $.01 per share (the “Series III Preferred Stock”), pursuant to the Initial Reclassification Agreement;
          iv. Series IV Convertible Preferred Stock of the Company, par value $.01 per share (the “Series IV Preferred Stock”), pursuant to that certain Amended and Restated Reclassification and Sale of Shares Agreement among the Company and parties thereto dated as of April 29, 1998 (the “Amended Reclassification Agreement”)
          v. Class C Warrants (the “Class C Warrants”) pursuant to the Class C Preferred Stock and Warrants Purchase Agreement dated January 31, 1992, as amended (the “Class C Purchase Agreement”); Class D Warrants (the “Class D Warrants”) pursuant to the Class D Preferred Stock and Warrants Purchase Agreement dated as of June 26, 1992, as amended (the “Class D Purchase Agreement”), Class E Warrants (the “Class E Warrants”) pursuant to the Class E Preferred Stock and Warrants Purchase Agreement dated May 18, 1993, as amended (the “Class E Purchase Agreement”), Class G Warrants (the “Class G Warrants”) pursuant to the Class G Preferred Stock and Warrants Purchase Agreement dated March 24, 1995, as amended (the “Class G Purchase Agreement”), Class H Warrants (the “Class H Warrants”) pursuant to the Class H Preferred Stock and Warrants Purchase Agreement dated July 11, 1995, as amended (the “Class H Purchase Agreement”), each as subsequently adjusted and modified pursuant to the Initial Reclassification Agreement;
Second Amended and Restated Reclassification Agreement

          vi. Series II Warrants (the “Series II Warrants”) pursuant to the Initial Reclassification Agreement;
          vii. Warrants to Donaldson, Lufkin & Jenrette Securities, or one or more of its designees (collectively, “DLJ”) to acquire Common Stock of the Company (the “DLJ Warrants”) pursuant to the Initial Reclassification Agreement;
          viii. $7,731,200 worth of Convertible Bridge Notes (the “Bridge Notes”) purchased by certain shareholders of the Company and other certain investors in the current fiscal year (the “Bridge Note Holders”); and
          ix. Warrants to the Bridge Note Holders to acquire Series V Preferred Stock or Common Stock (“Bridge Warrants”) issued pursuant to the Bridge Notes.
     The Series I Preferred Stock, the Series II Preferred Stock, the Series III Preferred Stock and the Series IV Preferred Stock are sometimes collectively referred to herein as the “Existing Preferred Stock” and all holders of the Existing Preferred Stock shall be collectively referred to herein as the “Existing Preferred Shareholders.” The Class C Warrants, Class D Warrants, Class E Warrants, Class G Warrants and Class H Warrants are sometimes collectively referred to herein as the “Old Warrants” and the holders of the Old Warrants shall be collectively referred to herein as the “Old Warrant Holders.” The Series II Warrants, the DLJ Warrants, and the Bridge Warrants are sometimes collectively referred to herein as the “New Warrants” and the holders of the Existing Warrants shall be collectively referred to herein as the “New Warrant Holders.” The Old Warrants and the New Warrants are sometimes collectively referred to herein as the “Existing Warrants” and the holders of the Existing Warrants shall be collectively referred to herein as the “Existing Warrant Holders.”
     B. The Company also (i) has issued shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) to certain individuals pursuant to that certain Senior Management Agreement dated January 19, 1990 between Richard E. George and the Company, as amended, and that certain Senior Management Agreement between Terry J. Hanson and the Company, as amended; and (ii) authorized and reserved for issuance additional shares of Common Stock pursuant to the Plan and the Stock Option Plans (all issued Common Stock of the Company and all shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Plan and the Stock Option Plans shall be collectively referred to herein as the “Issued and Reserved Common Stock” and all holders of Issued and Reserved Common Stock shall be collectively referred to herein as “Existing Common Shareholders”).
     C. Pursuant to the terms hereof, the Shareholders and the Company desire for the Company to sell to (i) those persons listed on the Schedule of the Initial Purchasers attached hereto as Schedule A (such Initial Purchasers are collectively referred to herein as the “Initial Purchasers” and individually as an “Initial Purchaser”) shares of Series V Convertible Preferred Stock of the Company, par value $.01 per share (the “Series V Preferred Stock”) and shares of Series V-1 Convertible Preferred Stock of the Company, par value $.01 per share (the “Series V- 1 Preferred Stock”) and (ii) to those persons listed on the Schedule of Subsequent Purchasers attached hereto as Schedule B and such additional purchasers as shall choose to purchase any
Second Amended and Restated Reclassification Agreement

portion of the balance of the authorized number of shares of Series V Preferred Stock and Series V-1 Preferred Stock not sold at the Initial Closing to any Initial Purchasers (such Subsequent Purchasers are collectively referred to herein as the “Subsequent Purchasers” and individually as the “Subsequent Purchaser”). Initial Purchasers and Subsequent Purchasers shall be collectively referred to herein as the “Purchasers” and individually as a “Purchaser”.
     D. Pursuant to the terms hereof, the Shareholders and the Company desire for the Company to amend and restate the provisions of the Amended Reclassification Agreement to contemplate the issuance of the Series V Preferred Stock and the Series V-1 Preferred Stock.
     NOW THEREFORE, the parties hereto agree that the Reclassification Agreement is amended and restated in its entirety as follows:
     1. Recitals. The recitals to this Agreement are hereby incorporated into and made a part of this Agreement.
     2. Amendment and Restatement of Initial Restated Certificate of Incorporation. In preparation for the sale of the Series V Preferred Stock and the Series V-1 Preferred Stock, the Company and the Current Shareholders hereby authorize and approve the execution and filing of the Restated Certificate of Incorporation in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the “Restated Certificate”).
     3. Sale and Issuance of the Series IV Preferred Stock .
          A. The Company hereby agrees to issue and sell to the Purchasers up to 16,330,980 shares of Series V Preferred Stock at a price of $1.50 per share and up to 4,570,319 shares of Series V-1 Preferred Stock at a price of $1.50 per share (except with respect to the shares of Series V Preferred Stock and Series V-1 Preferred Stock issued to the holders of Bridge Warrants which shall be issued and sold at a price of $0.01 per share as required by the terms of the Bridge Warrants) for an aggregate purchase price of up to $30,200,000.00 (subject to increase based upon accumulation of interest on the convertible Bridge Notes), having the rights, preferences and benefits set forth in the Restated Certificate. The Series V Preferred Stock and the Series V-1 Preferred Stock is convertible into shares of the Company’s Common Stock.
     4 Closing.
          A. Purchase and Sale of the Series V Preferred Stock. Subject to the terms and conditions of this Agreement, each Initial Purchaser agrees, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to each Initial Purchaser at the Initial Closing, that number of shares of the Company’s Series V Preferred Stock or Series V-1 Preferred Stock set forth opposite each Initial Purchaser’s name on Schedule A hereto for the purchase price set forth thereon. The sale of Series V Preferred Stock and Series V-1 Preferred Stock to each Purchaser at the Closing will constitute a separate sale hereunder.
          B. Initial Closing. Upon the terms and subject to the conditions set forth herein, each Initial Purchaser agrees to purchase at the Closing the number of shares of Series V Preferred Stock and Series V-1 Preferred Stock set forth next to such Initial Purchaser’s name on
Second Amended and Restated Reclassification Agreement

the Schedule of Initial Purchasers at a price per share of $1.50 per share of Series V Preferred Stock and Series V-1 Preferred Stock as set forth on Schedule A hereto. The initial sale of the Series V Preferred Stock and Series V-1 Preferred Stock shall occur on December 18, 2000 (the “Initial Closing”) at the offices of Latham & Watkins, 233 S. Wacker Drive, Suite 5800, Chicago, Illinois at 10:00 a.m. on the Initial Closing date, or at such other place or on such other date as may be mutually agreeable to the Company and a majority in interest of the Initial Purchasers. At the Initial Closing, subject to the Initial Purchasers’ deliveries hereunder, the Company shall deliver to each Initial Purchaser a stock certificate representing the Series V Preferred Stock that such Initial Purchaser is purchasing at the Initial Closing with each registered in such Initial Purchaser’s name, upon payment of the purchaser price hereof by check, wire transfer, cancellation of indebtedness, or any combination thereof. In consideration for the issuance of the shares of Series V Preferred Stock and Series V-1 Preferred Stock, each of the Bridge Note Holders shall release the Company from any and all liabilities, duties or obligations of the Company due and owning under the Bridge Notes including, without limitation, payment and performance thereunder.
          C. Subsequent Closings. Subsequent sales of Series V Preferred Stock and Series V-1 Preferred Stock may occur on or around February 2, 2001 or at the sole discretion of the Company at a later date which shall be no later than June 1, 2001 (the “Subsequent Closing,” and together with the Initial Closing, the “Closing”). The Company may sell up to the balance of the authorized number of shares of Series V Preferred Stock and Series V-1 Preferred Stock not sold at the Initial Closing to those Subsequent Purchasers who shall be set forth on Schedule B, at a price not less than $1.50 per share (except with respect to the shares of Series V Preferred Stock and Series V-1 Preferred Stock issued to the holders of Bridge Warrants which shall be issued and sold at a price of $0.01 per share as required by the terms of the Bridge Warrants, to the extent such holders of Bridge Warrants exercise their rights thereunder prior to the Subsequent Closing in accordance with the procedures set forth by Company’s Board of Directors). Upon the terms set forth herein, each Subsequent Purchaser listed on the Schedule of Subsequent Purchasers as of the Initial Closing Date, hereby agrees to purchase at the Subsequent Closing the number of shares of Series V Preferred Stock and Series V-1 Preferred Stock set forth next to such Purchaser’s name on the Schedule of Subsequent Purchasers at a price per share of $1.50 per share of Series V Preferred Stock and Series V-1 Preferred Stock as set forth on Schedule B hereto. At the Subsequent Closing, subject to the Subsequent Purchasers’ deliveries hereunder, the Company will deliver to each Subsequent Purchaser the stock certificates representing the Series V Preferred Stock and Series V-1 Preferred Stock purchased at the Subsequent Closing with each registered in such Subsequent Purchaser’s name, upon payment of the purchase price thereof by a cashier’s or certified check, or by wire transfer of immediately available funds to an account designated by the Company in writing, in the amount set forth opposite such Subsequent Purchaser’s name on Schedule B hereto. Any such Subsequent Purchaser shall become a party to this Agreement, that certain Registration Agreement (as defined below) and Voting Agreement (as defined below).
     5. Conditions of Each Purchaser’s and the Company’s Obligations at the Closing.
Second Amended and Restated Reclassification Agreement

          A. The obligations of each Purchaser to consummate the transactions described herein at the Closing is subject to the satisfaction as of the Closing of the following conditions:
               i. Amendment of Certificate of Incorporation. The Company will have filed the Restated Certificate with the Secretary of State of the State of Delaware.
               ii. Corporate Approvals. The Company shall have received resolutions or actions by written consent of the Board of Directors and, if required, the stockholders of the Company duly authorizing:
                    (1) the Restated Certificate;
                    (2) the amendment and restatement of the Amended Reclassification Agreement to conform to the terms of this Agreement;
               (3) the amendment and restatement of that certain Amended and Restated Registration Agreement among the Company and the parties thereto dated as of April 29, 1998 (the “Old Registration Agreement”) to conform to the terms of the Registration Agreement;
               (4) the amendment and restatement of that certain Amended and Restated Voting Agreement among the Company and the parties thereto dated as of April 29, 2000 (the “Old Voting Agreement”) to conform to the terms of the Voting Agreement;
                    (5) the sale and issuance of the Series V Preferred Stock and Series V-1 Preferred Stock
               (6) the reservation for issuance upon conversion of the Series V Preferred Stock, an aggregate of not less than 21,000,000 shares of Common Stock and the reservation for issuance upon conversion of the Series V-1 Preferred Stock, an aggregate of not less than 4,600,000 shares of Common Stock; and
               (7) the Company to execute this Agreement, the Registration Agreement, the Voting Agreement and all certificates, documents and amendments referred to herein.
               iii. Representations and Warranties. The representations and warranties contained in Section 9 hereof will be true and correct in all material respects at as of the Closing as though then made, except to the extent changes caused by the transactions expressly contemplated herein.
               iv. Blue Sky Clearancesv. . The Company will have timely made all filings under applicable state securities laws, and will have taken all other action, necessary to
Second Amended and Restated Reclassification Agreement

consummate the issuance of the Series V Preferred Stock and Series V-1 Preferred Stock pursuant to this Agreement in compliance with such laws.
               vi. No Material Change. Except as set forth on Schedule 5A(vi) or specifically disclosed herein, since the date of the Company’s most recently completed fiscal year, no change shall have occurred or have been threatened in the business, operations, prospects, properties or condition (financial or other) of the Company or its Subsidiaries which, in the reasonable judgment of a majority in interest of the Purchasers, is or may be materially adverse to the Company and its Subsidiaries, taken as a whole.
               vii. Litigation viii. There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, or threatened which, in the reasonable judgment of a majority in interest of the Purchasers or the Company, would materially adversely affect the consummation of, or challenge the validity of, the transactions contemplated in this Agreement and there shall be no litigation, proceeding or other action pending or threatened against the Company which is reasonably likely to have a material adverse effect on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).
               ix. Trading of Securities. (A) During the seven (7) calendar day period ending on the date of the Closing, (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Securities and Exchange Commission, (ii) a general banking moratorium shall not have been declared by Federal, New York or California authorities, and (iii) no changes (or any condition, event or development involving a prospective change) shall have occurred or be threatened that, in the reasonable judgment of a majority of the Purchasers, has had or is reasonably likely to have a material adverse effect upon the prices or trading of securities generally traded on financial markets in the United States; and (B) the Dow Jones Industrial Average (the “Dow”) on the business day immediately preceding the date of the Closing shall not be more than twenty percent (20%) lower than the Dow at the date of this Agreement (the “Opening Dow”) and the Dow on any business day between the date of this Agreement and the date of the Closing shall not have been more than twenty percent (20%) lower than the Opening Dow.
               x. Approvals. All governmental and regulatory approvals and clearances and all third party consents necessary for the consummation of the transactions contemplated under this Agreement shall have been obtained and shall be in full force and effect, and a majority in interest of the Purchasers and the Company shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any applicable provision of the law, statute, regulation, order, writ, injunction or decree of any court or governmental instrumentality, except to the extent any contravention or contraventions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Second Amended and Restated Reclassification Agreement

               xi. Closing Documents. The Company will have delivered to each Purchaser all of the following documents:
               (1) an Officer’s Certificate, dated the date of the Closing, stating that the conditions specified in Sections 5A (i) – (x), have been fully satisfied;
               (2) copies of the resolutions referred to in Section A(ii) duly adopted by the Company’s Board of Directors and Shareholders;
               (3) copies of the Company’s Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on April 1, 1997, as amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on April 30, 1998 and July 29, 1999 (the “Initial Restated Certificate of Incorporation”), the Company’s Restated Certificate, certified by the Delaware Secretary of State, and the Company’s bylaws, each as in effect at the Closing; and
               (4) such other documents relating to the transactions contemplated by this Agreement as any Purchaser may reasonably request at the Closing.
               xii. Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to each Purchaser at the Closing and its special counsel.
               xiii. Opinion of Company’s Counsel. Each Purchaser at the Closing will have received from Latham & Watkins, counsel for the Company, the opinion addressed to each such Purchaser, dated the date of the Closing and in form and substance similar to Exhibit D attached hereto.
               xiv. Registration Agreement. The Company and the Shareholders will have entered into a Second Amended and Restated Registration Agreement in the form and substance substantially similar to Exhibit B attached hereto (the “Registration Agreement”), and the Registration Agreement will be in full force and effect as of the Closing.
               xv. Voting Agreement. The Company and the Shareholders will have entered into a Second Amended and Restated Voting Agreement in form and substance substantially similar to Exhibit C attached hereto (the “Voting Agreement”), and the Voting Agreement will be in full force and effect as of the Closing.
          B. The obligations of the Company to consummate the transactions described herein at the Closing is subject to the satisfaction as of the Closing of the following conditions:
               i. Registration Agreement. The Purchasers will have entered into a Second Amended and Restated Registration Agreement in the form and substance substantially similar to Exhibit B attached hereto (the “Registration Agreement”), and the Registration Agreement will be in full force and effect as of the Closing.
Second Amended and Restated Reclassification Agreement

               ii. Voting Agreement. The Purchasers will have entered into a Second Amended and Restated Voting Agreement in form and substance substantially similar to Exhibit C attached hereto (the “Voting Agreement”), and the Voting Agreement will be in full force and effect as of the Closing.
               iii. Approvals. All governmental and regulatory approvals and clearances and all third party consents (including, without limitation, Current Shareholder consents and approvals) necessary for the consummation of the transactions contemplated under this Agreement shall have been obtained and shall be in full force and effect, and a majority in interest of the Purchasers and the Company shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any applicable provision of the law, statute, regulation, order, writ, injunction or decree of any court or governmental instrumentality, except to the extent any contravention or contraventions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
               iv. Funding. The Company shall have received confirmation that at least $15,000,000 of Series V Preferred Stock and Series V-1 Preferred Stock will be issued at the Initial Closing, including the shares issued upon conversion of the Bridge Notes.
               v. Representations and Warranties. The representations and warranties contained in Section 11C hereof will be true and correct in all material respects at as of the Closing as though then made, except to the extent changes caused by the transactions expressly contemplated herein.
               vi. Reclassification Agreement. The Purchasers will have entered into this Agreement and this Agreement will be in full force and effect as of the Closing.
          C. Waiver of Conditions. Any condition specified in this Section 5 may be waived if consented to by each Purchaser at the Closing; provided that no such waiver will be effective against any Purchaser at the Closing unless it is set forth in a writing executed by such Purchaser.
     6 Waivers and Consents by the Shareholders. As a condition to the Company consummating the transactions contemplated herein, each of the Current Shareholders agrees as follows:
          i. Each Current Shareholder hereby consents to all of the transactions contemplated in this Agreement.
          ii. Except as specifically provided in this Agreement for persons who are Purchasers, each Current Shareholder waives any and all rights to purchase shares of Series V Preferred Stock and Series V-1 Preferred Stock, including any and all rights
Second Amended and Restated Reclassification Agreement

relating to the allocation thereof, arising from Section 7H of the Amended Reclassification Agreement in connection with the issuance of the Series V Preferred Stock and Series V-1 Preferred Stock, including, without limitation, any such rights resulting from the issuance of Series V Preferred Stock and Series V-1 Stock in a Subsequent Closing.
               iii. Each Current Shareholder hereby approves (a) this Agreement, (b) the Registration Agreement, (c) the Voting Agreement and (d) the Restated Certificate.
     7 Covenants.
          A. Financial Statements and Other Information. The Company will deliver to each Shareholder who has invested $1,000,000 in equity securities of the Company and after a Qualified Public Offering, to each Holder of at least 10% of the Underlying Common Stock:
          i. as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;
          ii. within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Company’s board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm’s annual management letter to the board of directors;
          iii. the later of (i) ninety (90) days after the beginning of each fiscal year and (ii) when the Board of Directors approves the annual budget, an annual budget
Second Amended and Restated Reclassification Agreement

prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets);
          iv. promptly (but in any event within ten Business Days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person or governmental entity which involves a reasonable likelihood of such litigation being commenced), an Officer’s Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;
          v. within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s businesses; and
          vi. with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 7A may reasonably request.
     To the best of the Company’s knowledge after due inquiry, each of the financial statements referred to in Section 7A will be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).
     Notwithstanding the foregoing, the provisions of Sections 7A(i), 7A(ii) and 7A(iii) will cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this Section 7A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that from the date of this Agreement and for so long as any Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock remains outstanding, the Company will deliver to each Shareholder (so long as such Shareholder holds any Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock) and to each Holder of at least 5% of outstanding Underlying Common Stock, the information specified in Subsections 7A(ii), 7A(iii)(b) and 7A(v).
Second Amended and Restated Reclassification Agreement

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Section 7A(i), 7A(ii) and 7A(iii) is subject to the confidentiality provisions contained in Section 11E.
     For purposes of this Agreement and the Registration Agreement, the holdings of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Existing Warrants and Underlying Common Stock by Persons who are Affiliates of each other will be aggregated for purposes of meeting any threshold tests under this Agreement. “Affiliate” means for the purposes of the preceding sentence, any Person which controls, is controlled by or is under common control with another Person and Persons which have received distributions of securities from a partnership holding such securities.
          B. Inspection of Property. Subject to the obligations of the Shareholders contained in Section 11E, the Company will permit any representatives designated by any Shareholder (so long as such Shareholder holds or is deemed to hold any Underlying Common Stock) upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Shareholder to the Company’s independent accountants will constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.
          C. Restrictions. So long as any Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock remain outstanding, without the consent of (i) the holders of a majority of the outstanding shares of Series I Preferred Stock voting together as a single class; (ii) the holders of a majority of the outstanding shares of Series IV Preferred Stock voting together as a single class and, if applicable, the Series IV Supplemental Consent Holder; (iii) the holders of a majority of the outstanding shares of Series V Preferred Stock and Series V-1 Preferred Stock voting together as single class and (iv) the holders of a majority in voting power of the outstanding shares of all series of Preferred Stock entitled to vote voting together as a single class, the Company will not:
          i. and will not permit any Subsidiary to, directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities pursuant to the terms of the Company’s Initial Restated Certificate of Incorporation as amended by the Restated Certificate (the “New Restated Certificate of Incorporation”), except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock, dividends or other distributions paid or declared by a wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company and dividends paid on shares of Series I Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock as permitted by the New Restated Certificate of Incorporation;
Second Amended and Restated Reclassification Agreement

          ii. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company’s or a Subsidiary’s equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than (a) redemptions, purchases or acquisitions by a Subsidiary of the Company of equity securities held by the Company or a wholly-owned Subsidiary of the Company, (b) redemptions, purchases or other acquisitions of the Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Common Stock or Existing Warrants pursuant to the terms of Section 8B of this Agreement, and (c) repurchases of Common Stock or other capital stock of the Company from employees of the Company and its Subsidiaries upon termination of employment pursuant to the Plan, the Stock Option Plans and any other stock option, stock purchase or similar equity incentive plan adopted by the Board of Directors;
          iii. and will not permit any Subsidiary to, except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) other than equity securities issued to employees of the Company pursuant to the Plan, the Stock Option Plans and any other stock option, stock purchase or similar equity incentive plan adopted by the Board of Directors, shares of Series I Preferred Stock issued with the consent of the holders of a majority of the outstanding shares of Series I Preferred Stock, shares of Series II Preferred Stock issued with the consent of the holders of a majority of the outstanding shares of Series II Preferred Stock, shares of Series IV Preferred Stock issued with the consent of the holders of a majority of the outstanding shares of Series IV Preferred Stock, shares of Series V Preferred Stock issued with the consent of the holders of a majority of the outstanding shares of Series V Preferred Stock and shares of Series V-1 Preferred Stock issued with the consent of the holders of a majority of the outstanding shares of Series V-1 Preferred Stock;
          iv. make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions) which is not approved by a majority of the Board of Directors, except for (a) reasonable advances to employees in the ordinary course of business, and (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million if such Investment is 100% federally insured or (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., provided that no more than $1,000,000 shall be invested in any one such issue of commercial paper;
Second Amended and Restated Reclassification Agreement

          v. create, incur, assume or permit to exist, or permit any Subsidiary to create, incur assume or suffer to exist, Indebtedness exceeding in the aggregate $50 million outstanding at any time on a consolidated basis without prior approval by its Board of Directors;
          vi. subject to applicable law, merge or consolidate with or into any Person or permit any Subsidiary to merge or consolidate with or into any Person (other than a wholly-owned Subsidiary);
          vii. transfer, sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, a material portion of the assets of the Company and its Subsidiaries in any transaction or series of related transactions (other than sales in the ordinary course of business) or transfer, sell or permanently dispose of a material portion of its or any Subsidiary’s Proprietary Rights, in each case, without prior approval by its Board of Directors;
          viii. liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form) other than the transactions contemplated by this Agreement;
          ix. acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture without prior approval by its Board of Directors;
          x. enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than as currently conducted by the Company without prior approval by its Board of Directors;
          xi. become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s ability to perform the provisions of this Agreement, the Registration Agreement, the Voting Agreement, the Initial Restated Certificate of Incorporation or the Company’s By-laws, as each are amended as contemplated herein;
          xii. notwithstanding anything to the contrary set forth above, without the consent of the holders of two-thirds (2/3’s) of the outstanding shares of any series of Preferred Stock, make any amendment to the Certificate of Incorporation or the Company’s bylaws, or file any resolution of the Board of Directors with the Secretary of State of Delaware that would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely in a manner different from any other series of Preferred Stock;
          xiii. enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary’s officers, directors, employees or Affiliates, except for normal employment arrangements and benefit programs on reasonable terms and except
Second Amended and Restated Reclassification Agreement

as otherwise expressly contemplated by this Agreement or as approved by a majority of the disinterested members of the Board of Directors;
          xiv. establish or acquire (a) any Subsidiaries other than wholly-owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions without prior approval by the Company’s Board of Directors;
          xv. make or agree to make any capital expenditures (including, without limitation, payments with respect to leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $250,000 without prior approval by its Board of Directors if such expenditures are substantially inconsistent with the annual budget approved by the Board of Directors;
          xvi. increase or decrease the authorized size of its Board of Directors from 6 members, or create or permit the existence of a committee of the board of directors having the power of the Board of Directors in any respect, except for those increases, decreases and committees approved by a majority of the Board of Directors;
          xvii. amend or modify the Plan or the Stock Option Plans as in existence as of the Closing without the consent of the Board of Directors;
          xviii. issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or another Subsidiary without the consent of its Board of Directors;
          xix. change its fiscal year.
          D. Affirmative Covenants. So long as any Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock or Existing Warrants remains outstanding, the Company will, and will cause each Subsidiary to:
          i. at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;
          ii. maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;
          iii. pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as
Second Amended and Restated Reclassification Agreement

determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;
          iv. comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;
          v. comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;
          vi. apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations engaged in similar lines of business;
          vii. maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;
          viii. reimburse its directors for reasonable expenses incurred in connection with the performance of their duties, including, without limitation, attendance of meetings;
          ix. the Company agrees to continue to use investment proceeds received from each Shareholder (whether existing or new) that is a licensed Small Business Investment Company for working capital and general corporate purposes. Such Shareholder and the Small Business Administration shall have reasonable access to the Company’s books and records for the purpose of confirming such use of the proceeds. So long as such Shareholder holds any securities of the Company, the Company will comply at all times with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117. Within 45 days after the end of each fiscal year, and at any other time reasonably requested by such Shareholder, the Company shall deliver to such Shareholder a written assessment, in form and substance satisfactory to such Shareholder, of the economic impact of such Shareholder’s investment in the Company, specifying (a) the full-time equivalent jobs created or retained in connection with the investment, and (b) the impact of the investment on the Company’s business, in terms of revenue and profits, and on taxes paid by the Company and its employee. Upon request, the Company promptly (and in any event within 20 days of such request) shall furnish to such Shareholder all information (a) reasonably requested by such Shareholder in order for such Shareholder to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file SBA Form 468, and (b) reasonably requested or required by
Second Amended and Restated Reclassification Agreement

governmental agency asserting jurisdiction over such Shareholder. Any submission of financial information pursuant to this Subsection shall be under cover of a certificate executed by the Company’s president, chief executive officer, chief financial officer or treasurer certifying that such information (i) relates to the Company, (ii) to the best of the Company’s knowledge is accurate and (iii) if applicable, has been audited by the Company’s independent auditors.
          E. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and will take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, (ii) Regulation S under the Securities Act, as it may be amended from time to time, or (iii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company will deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.
          F. Reservation of Common Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series I Preferred Stock, the Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock and the exercise of the Existing Warrants, such number of shares of Common Stock issuable upon the conversion of all outstanding Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock and the exercise of the Existing Warrants. All shares of Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance).
          G. Proprietary Rights. The Company will, and will cause each Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary will take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.
          H. Preemptive Rights.
Second Amended and Restated Reclassification Agreement

          i. Except for the issuances, exercises and conversions of Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock and the Existing Warrants, or pursuant to the Plan or the Stock Option Plans or any new stock option, stock purchase or similar equity incentive plan adopted by the Board of Directors, or pursuant to a Qualified Public Offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock) for cash, the Company will first offer to sell to each of the holders of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the total number of shares of Underlying Common Stock. Each holder of Underlying Common Stock will be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash.
          ii. In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must, within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities will be reoffered by the Company to the Shareholders hereunder upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.
          iii. Upon the expiration of the offering periods described above, the Company will be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the Shareholders thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this Section.
          iv. The rights of any holder of Underlying Common Stock to purchase Common Stock or securities convertible into Common Stock offered to such holder pursuant to this Subsection 7H may be assigned by such holder to any of its Affiliates or, in the case of the Sponsoring Investors, between or among themselves or to any of their respective Affiliates.
          v. The rights under this Section 7H will terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to a Qualified Public
Second Amended and Restated Reclassification Agreement

Offering; provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this Section will remain in effect.
          I. Regulatory Compliance Cooperation.
          i. In the event that BankAmerica Ventures (“BAV”) or BankAmerica Capital Corporation (“BACC”) determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by BAV/BACC in order (a) to effectuate and facilitate any transfer by BAV/BACC of any securities of the Company then held by BAV/BACC (or its Affiliates) to any Person designated by them, (b) to permit BAV/BACC (or any of its Affiliates) to exchange all or any portion of the Series II Preferred Stock then held by them on a share-for-share basis for shares of a class of nonvoting preferred stock of the Company, which nonvoting preferred stock will be identical in all respects to such Series II Preferred Stock, except that such preferred stock will be nonvoting and will be convertible into Common Stock on such terms as are reasonably requested by BAV/BACC in light of regulatory considerations then prevailing, and (c) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Voting Agreement and with respect to BAV/BACC’s ownership of the Company’s Underlying Common Stock. Such actions may include, but will not necessarily be limited to:
          (1) entering into such additional agreements as are requested by BAV/BACC to permit any person(s) designated by it to exercise any voting power which is relinquished by it upon any exchange of the Series II Preferred Stock for nonvoting stock of the Company; and
          (2) entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by BAV/BACC in order to effectuate the intent of the foregoing.
          ii. For purposes of this Agreement, a “Regulatory Problem” means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that BAV/BACC is not entitled to hold, or exercise any significant right with respect to, the Series II Preferred Stock or the Common Stock.
     8 Transfer Restrictions.
          A. Subject to the restrictions contained in this Section, Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (iii) subject to the conditions specified in Subsection C below, any other legally available means of transfer.
          B. Rights of First Offer.
Second Amended and Restated Reclassification Agreement

          i. Prior to a Qualified Public Offering, each party to this Agreement desiring to transfer any shares of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock or Existing Warrants, whether now owned or later acquired by such party, shall, prior to making such transfer, deliver to the Company a written notice (the “Notice of Offer”), offering (the “Offer”) to the Company and all other holders of any series of Preferred Stock then outstanding (the “Offerees”) all of the shares or warrants proposed to be transferred (the “Securities”) by such party (the “Offeror”) at the purchase price and on the terms specified therein (which Notice of Offer shall include all relevant terms of the proposed transfer). The Company shall immediately thereafter forward the Notice of Offer to the holders of the Preferred Stock. The Offeror shall also furnish to the Company and the holders of the Preferred Stock such additional information relating to the Offer as may reasonably be requested by the Company and the holders of the Preferred Stock. The Company and the holders of the Preferred Stock shall have the right and option, for a period of thirty (30) days after delivery of the Notice of Offer by the Offeror to the Company, to accept all or any portion of the Securities so offered at the purchase price and on the terms stated in the Notice of Offer. The Company shall have the first right to purchase the offered shares and, if the Company does not elect to purchase all of the offered shares, it shall immediately notify the holders of the Preferred Stock of such decision. Each Offeree shall have the right and option during such thirty (30) day period (x) to accept all or any of its Proportionate Percentage of the Securities so offered (and which the Company has elected not to purchase pursuant to the terms hereof) at the purchase price and on the terms stated in the Notice of Offer and (y) to offer, in any written notice of acceptance, to purchase any Securities not accepted by the other Offerees, in which case the Securities not accepted by the other Offerees shall be deemed to have been offered to and accepted by the Offerees which exercised their option under this clause (y) pro rata in accordance with their respective Proportionate Percentages (computed without including the Offerees who have not exercised their option to purchase Securities under this clause (y)), on the above-described terms and conditions, and if all of the offered Securities have not been fully subscribed by such Offerees, the remaining offered Securities will be reoffered to the Offerees who agreed to purchase their entire entitlement of offered Securities under clause (x) upon the terms set forth in the Notice of Offer until all such Securities are fully subscribed or until all such Offerees have subscribed for all such offered Securities which they desire to purchase, except that such Offerees must exercise their purchase rights within five (5) business days after receipt of all such reoffers. If any portion of the purchase price offered to be paid by a third party for the Securities is comprised of noncash consideration, then Offerees electing to purchase Securities as provided above may, at their option, pay either the same form of noncash consideration or the fair market value of such noncash consideration in their purchase of such Securities.
          ii. The rights of any Offeree to purchase Securities pursuant to the preceding paragraph may be assigned by such Offeree to any of its Affiliates or, in the case of the Sponsoring Investors, between or among themselves or to any of their respective Affiliates.
Second Amended and Restated Reclassification Agreement

          iii. Transfers of Securities under the terms of this Section 8B shall be made at the offices of the Company on a mutually satisfactory business day within fifteen (15) days after the expiration of the applicable time periods. Delivery of certificates or other instruments evidencing such Securities, duly endorsed for transfer and free and clear of all liens and encumbrances, shall be made on such date against payment of the purchase price therefor.
          iv. If the Company and the Offerees shall not have accepted to purchase all the Securities offered for sale pursuant to the Notice of Offer, then the Offeror may transfer to a third party that number of the Securities not accepted by the Company and the Offerees at the price and on substantially equivalent terms stated in the original Notice of Offer, at any time within ninety (90) days after the expiration of the Offer. In the event the Securities are not transferred by the Offeror on such terms during such 90-day period, the restrictions of this Section 8B shall again become applicable to any transfer of Securities by the Offeror unless within such 90-day period the Offeror shall deliver to the Company a Notice of Offer with respect to an Offer of the same Securities at a purchase price which is less than the purchase price set forth in the previous Offer, in which case the Offer Period shall be reduced to fifteen (15) days and a new 90-day period shall begin. Nothing in this Section 8B shall preclude any party to this Agreement from engaging in discussions with any investment banker, potential transferee of Securities or other person with respect to a possible purchase of Securities from it, so long as the provisions of this Section 8B are complied with prior to the consummation of any transfer to which this Section 8B applies. Notwithstanding the foregoing, any party to this Agreement may transfer any Securities to any Affiliate, limited partner, or family member of such party or any trust established for the benefit of the Shareholder or his/her family members without regard to this Section 8B, provided that such Affiliate, limited partner or family member agrees in writing to be bound by the obligations of such Shareholder in this Agreement.
          C. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 8A(i) and 8A(ii) above), the holder thereof will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, following a Qualified Public Offering, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the legend set forth in Section 11C. All prospective transferees of Restricted Securities shall, prior to the completion of any transfer, confirm to the Company in writing its agreement to be bound by the obligations contained in this Agreement.
          D. The Company shall place, and shall instruct any transfer agent of the Company to place, a stop-transfer order on the Company’s shareholder record books which prohibits the Company, or any transfer agent of the Company, from registering on the
Second Amended and Restated Reclassification Agreement

Company’s books (i) any transfer of the shares of Restricted Securities and (ii) the issuance of shares of Common Stock upon any conversion of the Series I Preferred Stock or Series II Preferred Stock that, in each case, were originally granted or sold to Shareholders who are not “U.S. Persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S unless such transfer or conversion is made in accordance with the provisions of Regulation S (17 CFR §§ 230.902 — 230.904) under the Securities Act or is otherwise exempt from registration under the Securities Act.
          E. Purchasers who are not U.S. Persons and to whom shares of Series V Preferred Stock are issued in reliance on Regulation S may not sell, assign, pledge or otherwise transfer any shares of Series V Preferred Stock or any securities issued in respect of the Series V Preferred Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, during the 12-month period immediately following the date of issuance of said securities (the “Restricted Period”), except that such Purchasers may transfer Restricted Securities during the Restricted Period as provided in Section 8F below.
          F. Notwithstanding the foregoing, each Shareholder who is not a U.S. Person may transfer the Restricted Securities to other Shareholders who are not U.S. Persons and who are not located in the “United States” (as defined in Rule 902 (17 CFR § 230.902 under the Securities Act) if such transfers are in accordance with the provisions of 13 CFR § 230.904.
          G. Notwithstanding anything to the contrary set forth above, no holder of Restricted Securities may transfer such Restricted Securities to any Person who, in the reasonable opinion of the Board of Directors of the Company, is a Competitor or who is a shareholder, director, officer or affiliate of a Competitor.
     9 Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants that as of the Closing:
          A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.
          B. Capital Stock and Related Matters.
               i. As of the Initial Closing and immediately thereafter, the authorized capital stock of the Company will consist of (a) 101,500,000 shares of Preferred Stock, of which 17,207,532 shares will be designated Series I Preferred Stock, 7,634,213 shares
Second Amended and Restated Reclassification Agreement

will be designated Series II Preferred Stock, 4,792,310 shares will be designated Series III Preferred Stock, 19,183,653 shares will be designated Series IV Preferred Stock, 21,000,000 shares will be designated Series V Preferred Stock, 4,600,000 shares will be designated Series V-1 Preferred Stock, of which 16,769,101 shares of Series I Preferred Stock will be issued and outstanding, 438,392 shares of Series I Preferred Stock have been reserved for issuance under stock option agreements adopted by the Board of Directors, 7,634,207 shares of Series II Preferred Stock will be issued and outstanding, and 4,792,300 shares of Series III Preferred Stock will be issued and outstanding, 19,183,653 shares of Series IV Preferred Stock will be issued and outstanding, 9,130,554 shares of Series V Preferred Stock will be issued and outstanding, 3,331,699 shares of Series V-1 Preferred Stock will be issued and outstanding, and (b) 106,500,000 shares of Common Stock, of which 2,510,442 shares will be issued and outstanding, 8,980,743 shares will be reserved for issuance under the Plan, the Stock Option Plans and any new stock option, stock purchase or similar equity incentive plan adopted by the Board of Directors, 17,207,532 shares will be reserved for issuance upon conversion of the Series I Preferred Stock, 7,634,213 shares will be reserved for issuance upon conversion of the Series II Preferred Stock, 19,183,653 shares will be reserved for issuance upon conversion of the Series IV Preferred Stock, 21,000,000 shares will be reserved for issuance upon conversion of the Series V Preferred Stock, 4,600,000 shares will be reserved for issuance upon conversion of the Series V-1 Preferred Stock and 2,034,124 shares will be reserved for issuance upon exercise of the Existing Warrants. As of the Closing, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, except for the Series I Preferred Stock, the Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock and the Existing Warrants, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except as contemplated in this Agreement or pursuant to the Stock Option Plans. As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as contemplated in this Agreement, the Plan, the Stock Option Plans and the Initial Restated Certificate of Incorporation, the Bridge Notes and the Bridge Warrants. As of the Closing, all of the outstanding shares of the Company’s capital stock will be validly issued, fully paid and nonassessable.
          ii. There are no statutory or, to the best of the Company’s knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Series V Preferred Stock and Series V-1 Preferred Stock or the issuance of the Common Stock upon conversion of the Series V Preferred Stock and the Series V-1 Preferred Stock which have not been effectively waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and based upon information provided by and representations made by the Shareholders, the issuance of the Series V Preferred Stock does not require registration under the Securities Act or any applicable state securities
Second Amended and Restated Reclassification Agreement

laws. To the best of the Company’s knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs, except for the Voting Agreement.
          C. Subsidiaries. The Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person, except for the Company’s 100% ownership interest in ULTA Internet Holdings, Inc., a Delaware corporation, which is a member of ULTA Holdings LLC, a Delaware limited liability company, which is, in turn, a member of ULTA.com, LLC, a Delaware limited liability company.
          D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement, the Voting Agreement and all other agreements contemplated hereby to which the Company is a party, and the filing of the Restated Certificate have been duly authorized by the Company. This Agreement, the Registration Agreement, the Voting Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering and issuance of the Series V Preferred Stock and Series V-1 Preferred Stock, the issuance of the Common Stock upon conversion of the Series V Preferred Stock and Series V-1 Preferred Stock, the filing of the Restated Certificate, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or By-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.
          E. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (or to the best of the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which would have a material adverse affect on the Company in the opinion of the Company’s Board of Directors (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company’s knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company’s knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is
Second Amended and Restated Reclassification Agreement

exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.
          F. Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company will pay, and hold each Shareholder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.
          G. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority, including any Hart-Scott-Rodino Anti-trust Improvements Act of 1976 filing, is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.
          H. Employees. The Company is not aware that any executive or key employee of the Company or any significant group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).
          I. Affiliate Transactions. Except for employment contracts, stock options or other arrangements contemplated by this Agreement, no officer, director or shareholder of the Company or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.
          J. Real Property Holding Corporation Status. Since its date of incorporation the Company has not been a “United States real property holding corporation”, as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the U. S. Treasury Regulations issued thereunder.
          K. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Shareholder by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company, the Company represents only that such projections were based upon assumptions reasonably believed by the Company to be
Second Amended and Restated Reclassification Agreement

reasonable and fair as of the date the projections were prepared in the context of current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.
          L. Closing Date. The representations and warranties of the Company contained in this Section 9 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing except the financial projections, delivered by, or on behalf of, the Company to any Shareholder will be true and correct in all material respects on the date of each Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.
          M. Certificate of Incorporation and Bylaws. The copies of the Initial Restated Certificate of Incorporation, as previously amended and the bylaws of the Company which have been delivered to counsel for the Initial Purchasers prior to the execution of this Agreement are true and complete and have not been amended or repealed, except for the filing of the Restated Certificate. The Company is not in violation or breach of any of the provisions of its Initial Restated Certificate of Incorporation, as previously amended or its By-laws.
          N. Restrictions Upon Issuance. The issuance of the Series V Preferred Stock and Series V-1 Preferred Stock has been duly authorized and, upon delivery to the Shareholders of certificates therefor against, and if applicable, payment in accordance with the terms of this Agreement, such stock will have been validly issued and fully paid and will be non-assessable, have the rights, preferences, and privileges specified in the Restated Certificate and will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than the liens that might have been created by Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act. The issuance of the Common Stock upon the conversion of the Series V Preferred Stock and Series V-1 Preferred Stock has been duly authorized and have been reserved for issuance upon conversion of the Series V Preferred Stock and Series V-1 Preferred Stock and, when issued upon conversion of the Series V Preferred Stock and the Series V-1 Preferred Stock, the Common Stock will have been validly issued and fully paid and will be non-assessable and will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than liens that might have been created by Shareholders and restrictions imposed by this Agreement and the Securities Act.
          O. Compliance with Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as set forth in Schedule 5(A)(vi), the Company is not, nor is it alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its certificate of incorporation or bylaws or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease, license or other instrument, commitment, obligation or arrangement to which
Second Amended and Restated Reclassification Agreement

the Company is a party or by which any of the Company’s properties, assets or rights is bound or affected. No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.
          The Company is not subject to any obligation or restriction of any kind or character, nor is there any event or circumstance relating to the Company which materially and adversely affects in any way its business, properties, assets or prospects or which prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any Section of this Agreement or the Documents or the Restated Certificate or the consummation of the transactions contemplated hereby or thereby.
          P. Financial Statements. The Company’s audited balance sheet (the “Balance Sheet”) for the fiscal year ending January 29, 2000 (the “Balance Sheet Date”) and the statement of income and cash flows for the fiscal year then ended, together with notes and schedules to such financial statements and the report of Ernst & Young LLP with respect thereto (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and other dates therein specified and the results of operations for the period then ended, and (iii) have been prepared in accordance with the generally accepted accounting principles. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of the Company at the Balance Sheet Date which must be disclosed on a balance sheet in accordance with generally accepted accounting principles.
          The Company maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and dispositions of its assets, liabilities and equities.
          Q. Absence of Undisclosed Liabilities. Except for the Bridge Notes and Bridge Warrants, the Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except (a) to the extent set forth on or reserved against in the Balance Sheet, and (b) current liabilities incurred and obligations under the Loan Agreement or under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) materially affects the business, properties, finances or prospects of the Company.
          R. Changes.Except as set forth in Schedule 5(A)(vi), the Company has not since the Balance Sheet Date:
Second Amended and Restated Reclassification Agreement

          i. incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except the obligations under the Bridge Notes and the Bridge Warrants and current liabilities incurred under the Loan Agreement or in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) materially affects the business, finances, properties or prospects of the Company, other than the Employment and Consulting Agreement,
          ii. discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business,
          iii. mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible,
          iv. sold, transferred or leased any of its assets (including, without limitation, any patent, trade secret, trademark, service mark, trade name, copyright, or any applications with respect thereto) except in the usual and ordinary course of business,
          v. cancelled or compromised any debt or claim, or waived or released any right, of material value,
          vi. suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company,
          vii. entered into any material transaction other than in the usual and ordinary course of business except for this Agreement and the transaction contemplated by this Agreement, the Bridge Warrants, Bridge Notes, the company’s indirect investment of approximately $5 million in Ulta Holdings, LLC and the Employment and Consulting Agreement,
          viii. encountered any labor difficulties or labor union organizing activities,
          ix. made or granted any wage or salary increase or entered into any employment agreement (other than in the ordinary course of business),
          x. declared, paid or set aside any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, except for repurchases of shares from former employees of the Company as permitted by the Loan Agreement,
          xi. suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other then changes, events or conditions in the usual and ordinary
Second Amended and Restated Reclassification Agreement

course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse,
          xii. made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted,
          xiii. made any loans to its employees, officers or directors other than travel advances made in the ordinary course of business or other loans or advances permitted by the Loan Agreement,
          xiv. disclosed to any person any material trade secrets except for disclosures made to persons subject to valid and enforceable confidentiality agreements,
          xv. suffered or experienced any change in the relationship or course of dealings between it and any of its suppliers or customers which supply goods or services to the Company or purchases goods or services from the Company in excess of $500,000 in the preceding twelve (12) months, which has had or is likely to have an adverse effect on the results of operations, conditions (financial or other), assets, liabilities, business or prospects of the Company, or
          xvi. entered into any agreement, or otherwise obligated itself, to do any of the foregoing.
          S. Tax Returns and Audits. All required foreign, federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security and unemployment tax returns) of the Company have been accurately prepared and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge. The Company has never had any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best of the Company’s knowledge after reasonable inquiry, threatened against the Company, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company’s tax returns or reports.
     The reserves for taxes, assessments and governmental charges reflected on the Balance Sheet will be substantially sufficient for the payment of all unpaid taxes and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.
Second Amended and Restated Reclassification Agreement

     The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.
          T. Employment Benefit Plans — ERISA.
               i. Except for the Plan, the Stock Option Plans and the Company’s existing bonus plan and 401(k) plan, the Company does not currently maintain or contribute to and has not maintained or contributed to (i) any incentive, bonus, commission or deferred compensation or severance or termination pay plan, agreement or arrangement, whether formal or informal and whether legally binding or not, (ii) any pension, profit sharing, stock purchase, stock option, disability, retirement or any other employee benefit plan, agreement or arrangement, whether formal or informal and whether legally binding or not, (iii) any fringe benefit plan, agreement or arrangement, whether formal or informal and whether legally binding or not or (iv) any other “employee pension benefit plan” as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
               ii. The Company has not engaged in a transaction in connection with which it could be subject either to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.
               iii. The Company has not maintained or contributed to or been required to contribute to a “multi-employer plan,” as such term is defined in Section 4001(a)(3) of ERISA.
          U. Title to Property and Encumbrances. The Company has good and marketable title to all of its properties and assets, including without limitation the properties and assets reflected in the Balance Sheet and the properties and assets used in the conduct of its business (except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except for properties held under valid and subsisting leases which are in full force and effect and which are not in default), subject to no Lien, except those which are shown and described on the Balance Sheet or the notes thereto and except for Permitted Liens. The consummation of the transactions contemplated by this Agreement will not have any adverse effect on the title to any of the Company’s assets.
          V. Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s business and conform in all material respects with all applicable ordinances, regulations and laws.
          W. Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its
Second Amended and Restated Reclassification Agreement

properties, business and directors and officers against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. The Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.
          X. Licenses. The Company possesses from the appropriate agency, commission, board and governmental body and authority, whether state, local, federal or foreign, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for the Company to engage in the business currently conducted, including without limitation the development, manufacture, use, sale and marketing of its existing products and services; and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued, are in full force and effect, and the Company has no reason to believe any of such certificates, licenses, permits, authorizations or rights will be revoked, cancelled, withdrawn, terminated or suspended.
          Y. Illegal or Unauthorized Payments; Political Contributions. Neither the Company, nor any of its officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for the personal political contributions not involving the direct or indirect use of funds of the Company.
     10 Definitions. For the purpose of this Agreement, the following terms have the meanings set forth below:
          “Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.
          “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in the State of Illinois are authorized by law or executive order to close.
          “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
          “Competitor” means any business, firm or enterprise engaged in a business substantially similar to the business engaged in by the Company as of the date of this Agreement, including the Company’s proposed Level III and Level IV stores (each similar to the Arlington Heights, Illinois store), except any cosmetic or beauty retailer in the United States which is
Second Amended and Restated Reclassification Agreement

publicly traded if the investment of such Person in such retailer does not exceed 5% of the outstanding equity securities of such company. A business shall be deemed substantially similar to the Company if it has a similar business strategy and similar product mix to the Company, provided, however, concepts similar to Garden Botanika, Elizabeth Arden’s Red Door Salon, Sally’s Beauty Supply, Walgreens and Drug Emporium in the format each of these are operated as of the date of this Agreement shall not be deemed to be substantially similar.
          “Employment and Consulting Agreement” means the Employment and Consulting Agreement dated as of August 2000 among the Company, ULTA.com, LLC and Terry J. Hanson.
          “Event of Noncompliance” has the meaning set forth in the Restated Certificate.
          “Existing Common Shareholders” means the holders of Issued and Reserved Common Stock.
          “Existing Preferred Shareholders” means all holders of the Existing Preferred Stock.
          “Existing Preferred Stock” has the meaning set forth in the recitals.
          “Existing Warrant Holders” has the meaning set forth in the recitals
          “Existing Warrants” has the meaning set forth in the recitals.
          “Holder” of at least a certain percentage or number of Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Existing Warrants, Common Stock or other securities shall mean any single holder beneficially owning at least such designated percentage or number of such securities, or each member of a Group (hereinafter defined) if the Group has beneficial ownership of, in the aggregate, at least such percentage or number of such securities. For purposes of this definition “Group” means a group of Persons each member of which is an Affiliate of each other member of such group.
          “Indebtedness” shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases required to be so capitalized under generally accepted accounting principles in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA.
Second Amended and Restated Reclassification Agreement

          “Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.
          “Issued and Reserved Common Stock” means all issued Common Stock of the Company and all shares of Common Stock reserved upon the exercise of options granted pursuant to the Stock Option Plans.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.
          “Loan Agreement” means the existing Loan and Security Agreement, dated May 29, 1997, between the Company and Congress Financial Corporation (Central), as further amended.
          “New Warrants” means the Series II Warrants, the DLJ Warrants and the Bridge Warrants, to the extent still existing.
          “Officer’s Certificate” means a certificate signed by the Company’s chief executive officer, its chief financial officer, its chief operating officer or its chairman of the board, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer’s knowledge, such certificate does not misstate any material fact and does not omit to state any material fact necessary to make the certificate not misleading.
          “Old Warrants” means the Class C Warrants, the Class D Warrants, the Class E Warrants, the Class G Warrants, and the Class H Warrants.
          “Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company has furnished adequate security; (b) Liens in respect of pledges or deposits under worker’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence and for the payment of which the Company has furnished adequate security; (c) statutory Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business and (d) Liens
Second Amended and Restated Reclassification Agreement

permitted under the Loan Agreement and arising in connection the purchase of the assets which are subject to such Lien.
          “Person” means any individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Plan” means the Ulta Salon Amended and Restated Restricted Stock Plan dated December 1, 1998, as further amended and restated.
          “Preferred Stock” means the Series I Preferred Stock, the Series II Preferred Stock, the Series III Preferred Stock, the Series IV Preferred Stock, the Series V Preferred Stock and the Series V-1 Preferred Stock.
          “Proportionate Percentage” means, with respect to any holder of shares of Preferred Stock, a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock into which the shares of Preferred Stock owned by such holders are convertible and the denominator of which is the total number of shares of Common Stock into which the shares of Preferred Stock owned by all holders of Preferred Stock are convertible.
          “Proprietary Rights” means all (i) patents, patent applications, patent disclosures and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, design, plans, proposals, technical data, copyrightable works, financial, marketing plans and customer and supplier lists and information), (vi) other proprietary rights, and (vii) copies and tangible embodiments thereof (in whatever form or medium).
          “Public Offering” means any offering by the Company of its equity securities to the public, in a firm commitment underwriting, pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
          “Purchase Agreements” means the Class A Purchase Agreement, the Class B Purchase Agreement, the Class C Purchase Agreement, the Class D Purchase Agreement, the Class E Purchase Agreement, the Class F Purchase Agreement, the Class G Purchase Agreement and the Class H Purchase Agreement.
          “Qualified Public Offering” means a Public Offering in which (i) the aggregate cash proceeds received by the Corporation for the shares sold in such offering is at least $15 million; (ii) the price per share paid by the public for the shares sold in such offering implies a total equity valuation of the Company of at least $100 million; (iii) the shares sold in such
Second Amended and Restated Reclassification Agreement

offering are listed on the American Stock Exchange or the New York Stock Exchange or are quoted on the Nasdaq National Market, (iv) with respect to (and for the benefit of) the Series IV Preferred Stock only, the implied value of the Underlying Common Stock attributable to such Series IV Preferred Stock shall be at least $3.15 per share (as such amount may be adjusted to reflect stock splits, stock dividends and similar occurrences) or such lesser valuation as may be approved by the holders of seventy-six percent (76%) of the outstanding shares of Series IV Preferred Stock and (v) with respect to (and for the benefit of) the Series V Preferred Stock and Series V-1 Preferred Stock only, the implied value of the Underlying Common Stock attributable to such Series V Preferred Stock and Series V-1 Preferred Stock shall be at least $3.15 per share (as such amount may be adjusted to reflect stock splits, stock dividends and similar occurrences) or such lesser valuation as may be approved by the holders of seventy-six percent (76%) of the outstanding shares of Series V Preferred Stock and Series V-1 Preferred Stock voting together as a single class.
          “Remaining Arrearages” shall mean, as of the date of conversion of the Series I Preferred Stock, the Series II Preferred Stock, the Series IV Preferred Stock, the Series V Preferred Stock or the Series V-1 Preferred Stock in question, all dividends accrued on such Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock, as the case may be, through the date of such conversion less all dividends declared thereon to the extent such dividends have record dates on or prior to the date of conversion.
          “Restricted Securities” means (i) the Series I Preferred Stock, (ii) the Series II Preferred Stock, (iii) the Series III Preferred Stock, (iv) the Series IV Preferred Stock, (v) the Series V Preferred Stock, (v) the Series V-1 Preferred Stock, (vi) the Common Stock issued upon conversion of the Series I Preferred Stock, the Series II Preferred Stock, the Series IV Preferred Stock, the Series V Preferred Stock and the Series V-1 Preferred Stock and (vii) any securities issued with respect to the securities referred to in clauses (i) through (vii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) disposed of in a public distribution pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. Whenever any particular securities cease to be Restricted Securities under (a) or (b) above, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 11C.
          “Schedule of Initial Purchasers” means those Persons listed on the Schedule of Initial Purchasers attached hereto as Schedule A.
          “Schedule of Subsequent Purchasers” means those Persons listed on the Schedule of Subsequent Purchasers attached hereto as Schedule B.
          “Schedule of Shareholders” means those Persons listed on the Schedule of Shareholders attached hereto as Schedule C.
Second Amended and Restated Reclassification Agreement

          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.
          “Securities and Exchange Commission” means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.
          “Series I Preferred Stock” shall have the meaning set forth in the recitals.
          “Series II Preferred Stock” shall have the meaning set forth in the recitals.
          “Series III Preferred Stock” shall have the meaning set forth in the recitals.
          “Series IV Preferred Stock” shall have the meaning set forth in the recitals.
          “Series V Preferred Stock” shall have the meaning set forth in the recitals.
          “Series IV Supplemental Consent Holder” means Oak Investment Partners whose approval shall be required for the actions described in Sections 7.C.(iii), (vi), (vii) or (viii) hereof; provided, however, that such approval shall only be required if (a) the shares of Series IV Preferred Stock held by Global Retail Partners, L.P. or its affiliates, are not being voted at the direction of either Yves Sisteron or Steve Lebow or such other person as Oak Investment Partners shall have previously approved; (b) the shares of Series IV Preferred Stock held by Eloise Investment B.V. are not being voted at the direction of Charles Heilbronn or such other person as Oak Investment Partners shall have previously approved; and (c) Oak Investment Partners and its affiliates beneficially owns at least seventy-five percent (75%) of the shares of the Series V Preferred Stock originally issued to it under this Agreement.
          “Sponsoring Investors” means all Persons other than the Company that are parties to that certain letter agreement entitled “Commitment to Purchase Preferred Stock”, dated March 4, 1997, by and among the Company and certain Shareholders.
          “Stock Option Plans” means the Ulta Salon, Cosmetics & Fragrance, Inc. Second Amended and Restated Restricted Stock Option Plan dated December 1, 1998, as further amended and restated and the Ulta Salon, Cosmetics & Fragrance, Inc. Restricted Stock Option Plan – Consultants, dated July 27, 1999, as further amended and restated.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.
Second Amended and Restated Reclassification Agreement

For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.
          “Underlying Common Stock” means the Common Stock issued or issuable upon conversion of the Series I Preferred Stock, the Series II Preferred Stock, the Series IV Preferred Stock, the Series V Preferred Stock, the Series V-1 Preferred Stock and any Common Stock issued or issuable with respect to the securities referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock will be deemed to be the holder of the Common Stock obtainable upon the conversion of the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, the Series V Preferred Stock, the Series V-1 Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).
     11 Miscellaneous.
          A. Expenses. The Company agrees to pay, and hold each Purchaser harmless against liability for the payment of, (i) the reasonable fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series V Preferred Stock and Series V-1 Preferred Stock or any shares of Common Stock issuable upon conversion of the Series V Preferred Stock and Series V-1 Preferred Stock, and, (iii) reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement and the agreements contemplated hereby, and (iv) the reasonable fees and expenses incurred by any such Person in connection with any transaction, claim or event related to this Agreement which such Person reasonably believes affects its investment in the Company and as to which such Person seeks advice of counsel.
          B. Remedies. Each holder will have all rights and remedies set forth in this Agreement, the New Restated Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting a
Second Amended and Restated Reclassification Agreement

bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
          C. Purchaser’s Investment Representations. Each of the Purchasers hereby severally represents to the Company the following:
     either:
          (a)
i. the Purchaser is not a “U.S. Person” (as defined in Rule 902 (17 CFR § 230.902) under the Securities Act) and is not acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for the account or benefit of any U.S. Person; and
ii. the offer to purchase Restricted Securities was made outside the United States; and
iii. the purchase of the Restricted Securities by the Purchaser will be made outside the United States; and
iv. the Purchaser acknowledges that each certificate for Restricted Securities purchased hereunder will be imprinted with a legend in substantially the following form:
The securities represented by this certificate were originally issued to a Shareholder who, at the time of purchase, was not a “U.S. Person” (as defined in Rule 902 (17 CFR § 230.902) under the United States Securities Act of 1933, as amended (the “Securities Act”)), in a transaction outside the United States of America, its territories and possessions, any state of the United States, and the District of Columbia (collectively, the “United States”) and have not been registered under the Securities Act of 1933 as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Second Amended and Restated Reclassification and Sale of Shares Agreement dated as of December 18, 2000 between the issuer (the “Company”) and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge. In addition, the securities represented by this certificate may not be offered, sold, or delivered in the
Second Amended and Restated Reclassification Agreement

United States or to any U.S. Person except in accordance with the provisions of Regulation S (17 CFR §§ 230.901 — 230.904) under the Securities Act of 1933, as amended, or pursuant to another exemption from registration under the provisions of the Securities Act.
          or:
          (b)
i. the Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions hereof. Each certificate for Restricted Securities purchased hereunder will be imprinted with a legend in substantially the following form:
The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Amended and Second Restated Reclassification and Sale of Shares Agreement, dated as of December 18, 2000 between the issuer (the “Company”) and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge.
     The Purchaser has the financial ability to bear the economic risk of an investment in the Restricted Securities, has adequate means of providing for his, her or its current needs and personal contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment.
ii. The Purchaser is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act or (ii) has relied upon a “Shareholder representative” or a “professional advisor” to assist the Purchaser in evaluating an investment in the Restricted Securities.
Second Amended and Restated Reclassification Agreement

iii. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to his, her or its net worth and his, her or its investment in the Company will not cause such overall commitment to become excessive.
iv. The Purchaser, either individually or in conjunction with the Shareholder’s investment advisor, has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Restricted Securities.
and:
(c)
i. The Purchaser expressly acknowledges receipt of the financial information distributed in connection with this offering. The Purchaser acknowledges and agrees that the Purchaser has read and understood the terms and conditions set forth in the financial information.
ii. The Purchaser has been given full opportunity to ask questions of and to receive answers from representatives of the Company concerning the terms and conditions of the investment and the business of the Company and such other information as he, she or it desires in order to evaluate an investment in the Restricted Securities, and all such questions have been answered to the full satisfaction of the Purchaser.
iii. In making his, her or its decision to acquire the Restricted Securities, the Purchaser has relied solely upon independent investigations made by him, her or it. In addition, the Purchaser initially learned of the investment through a direct communication, and was never presented or solicited by (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, (ii) any seminar or meeting whose attendees, including the Purchaser, had been invited as a result of, subsequent to or pursuant to any of the foregoing, or (iii) any other form of general solicitation.
iv. The Purchaser understands that the shares of the Restricted Securities have not been registered under the Securities Act, the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and the Purchaser agrees that the shares of the Restricted Securities may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities which is effective under the Securities Act or under the securities act of any state, (ii) Rule 144 under the Securities Act or (iii) any other exemption from registration under the Securities Act or under the
Second Amended and Restated Reclassification Agreement

securities act of any state relating to the disposition of securities, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the Company, that an exemption from the registration requirements of the Securities Act of such state act is available. The Purchaser understands the legal consequences of the foregoing to mean that he, she or it may be required to bear the economic risk of his, her or its investment in the shares of the Restricted Securities for an indefinite period or time. The Purchaser understands that any instruments initially representing the shares of the Restricted Securities shall bear legends restricting the transfer thereof. The Purchaser agrees not to resell or otherwise dispose of all or any shares of Restricted Securities acquired by the Purchaser, except as permitted by law, including, without limitation, any and all applicable provisions of this Section, the Agreement and any regulations under the Securities Act and any state law or regulations.
v. The Purchaser understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the shares of the Restricted Securities.
          D. Additional Covenants of the Purchasers. Each Purchaser agrees that it will provide the Company with such information about itself and its Affiliates as is necessary to allow the Company to complete and file, if necessary, in a timely manner after the Closing, a Form BE-13 with the Bureau of Economic Analysis of the U.S. Department of Commerce. In addition, each Purchaser other than Doublemousse B.V. hereby represents and warrants to the Company that it is not an Affiliate of nor does it control (as that term is defined in Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) Doublemousse B.V.
          E. Confidentiality and Noncompetition.
          i. Each Shareholder hereby agrees to at all times hold in strictest confidence and to not directly or indirectly use or disclose (except as required by law) any Confidential Information (as hereinafter defined) of the Company that may have come or may come into such Shareholder’s possession or within such Shareholder’s knowledge as a result of such Shareholder being a shareholder, director, officer, employee or agent of the Company; provided that each such Shareholder may disclose Confidential Information in connection with the sale or transfer of any shares of Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Underlying Common Stock, Existing Warrants or shares of Common Stock issuable upon conversion of Existing Warrants, if such Shareholder’s proposed transferee agrees in writing to be bound by the provisions of this sentence and such agreement is reasonably satisfactory to the Company. For purposes of this Section, “Confidential Information” shall mean information, not generally known, and proprietary to the Company, including without limitation, information embodying or pertaining to standards, procedures, customers, suppliers, vendors, contractors, pricing, pricing policies, research, purchasing, products,
Second Amended and Restated Reclassification Agreement

accounting, marketing , merchandising, finance (including any information furnished to such Shareholder pursuant to Section 7A hereof), business systems and techniques, store operations, store format and new store locations. In addition, each Shareholder agrees not to disclose, directly or indirectly, to any person or entity that any Shareholder is in any way connected, associated or affiliated with Chanel, Inc., or its subsidiaries, successors or assigns.
          ii. Furthermore, until such time as a Qualified Public Offering occurs, each Shareholder hereby agrees that from the date hereof and continuing for a period of one year after such Shareholder no longer owns any shares of Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Underlying Common Stock, Existing Warrants or shares of Common Stock issuable upon conversion of Existing Warrants, such Shareholder will not, and will cause its Affiliates not to, purchase equity securities of any corporation, become a director, officer, agent or employee of a corporation or a member of a partnership, engage as a sole proprietor in any business, act as a consultant to or provide any form of financial assistance to, or otherwise engage directly or indirectly in any enterprise which, in the reasonable opinion of the Company, is a Competitor who competes with the Company within the United States, Canada or Mexico; provided that the restrictions in this sentence shall not apply to the acquisition of equity securities of a Competitor if such equity securities are received as consideration in a merger or sale of substantially all of the assets of a corporation in which such Shareholder owns equity securities, and which was not a Competitor at the time of such Shareholder’s initial investment in such corporation, with or to a corporation that is or subsequently becomes a Competitor, but only to the extent that any such merger or sale of assets is entered into in good faith and not for the purpose of avoiding the restrictions hereof. It is understood that the restrictions contained in the preceding sentence shall not apply to (x) Affiliates of the Shareholders (i) to the extent that such Affiliates have established a “Chinese Wall” or similar appropriate procedure to ensure that the Person or Persons principally responsible for monitoring such Shareholder’s investment in the Company are not involved in, or responsible for, any investment in, or other restricted activities involving, any Competitor or (ii) in case of any Shareholder that is a professionally managed investment fund and identified on Schedule 11E hereto, to the extent that any future investments made by such Shareholder or its Affiliates are made at the direction of a Person or Persons other than the Person or Persons principally responsible for monitoring such Shareholder’s investment in the Company or (y) the Shareholders which are managed accounts or other Persons that are specifically identified on Schedule 11E hereto;
          iii. If, at the time of enforcement of any of the provisions of this Section 11E, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
Second Amended and Restated Reclassification Agreement

          F. Treatment of the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock. The Company covenants and agrees that so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (i) it will treat all distributions paid by it on the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it will treat the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock as preferred stock in all of its financial statements and other reports and will treat all distributions paid by it on the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock as dividends on preferred stock in such statements and reports.
          G. Consent to Amendments/Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company has obtained the written consent of the holders of a majority in voting power of the outstanding shares of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock, voting together as a single class, and the written consent of the holders of ninety percent (90%) of the outstanding shares of any series of Preferred Stock the rights of which would be adversely affected by such amendment, waiver, action or omission in a manner different from any other series of Preferred Stock, such series voting together as a separate class; provided that if there is no Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock outstanding, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, if and only if the Company has obtained the written consent of the holders of a majority of the outstanding shares of Underlying Common Stock. No other course of dealing between the Company and the holder of any Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock, or Underlying Common Stock or any delay in exercising any rights hereunder or under the Restated Certificate will operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Series V Preferred Stock, Series V-1 Preferred Stock or Underlying Common Stock held by the Company will not be deemed to be outstanding. If the Company pays any consideration to any holder of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock or Underlying Common Stock for such holder’s consent to any amendment, modification or waiver, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.
          H. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Shareholder or on its behalf. All representations and warranties contained in the Initial Classification Agreement and the Amended Classification Agreement or made in writing by any party in connection therewith will
Second Amended and Restated Reclassification Agreement

survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
               I. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Shareholder’s benefit as a Shareholder or holder of Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Existing Warrants, Underlying Common Stock or shares of Common Stock issuable upon conversion of the Existing Warrants are also for the benefit of, and enforceable by, any Affiliate of such Shareholder which becomes the holder of such Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock, Series V-1 Preferred Stock, Existing Warrants, Underlying Common Stock or shares of Common Stock issuable upon conversion of Existing Warrants (whether by sale, assignment or otherwise), and, in addition, any Holder of at least 10% of the Underlying Common Stock at any time outstanding.
               J. Capital and Surplus. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Series V Preferred Stock issued pursuant to this Agreement will be equal to the aggregate par value of such shares. The Company further agrees that, except as contemplated herein or in the Restated Certificate, it will not increase the capital of the Company with respect to any shares of the Company’s capital stock at any time on or after the date of this Agreement.
               K. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
               L. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
               M. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement.
               N. Governing Law. The laws of the State of Delaware will govern all issues to the extent they govern the internal affairs of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.
               O. Notices. All notices, demands or other communications to given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or
Second Amended and Restated Reclassification Agreement

registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Shareholder at the address indicated on the Schedule of Shareholders and to the Company at the address indicated below:
Ulta Salon, Cosmetics & Fragrance, Inc.
Windham Lakes Business Park
1135 Arbor Drive
Romeoville, Illinois 60446
Attn: Charles R. Weber
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
               P. Understanding Among the Shareholders. The determination of each Shareholder to purchase the Series V Preferred Stock and Series V-1 Preferred Stock pursuant to this Agreement has been made by such Shareholder independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Shareholder or by any agent or employee of any other Shareholder.
               Q. Contract Right in Lieu of Dividend. Notwithstanding any provision contained in this Agreement, if a Shareholder converts any of its shares of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock purchased hereunder with respect to which there exists any Remaining Arrearages, such Shareholder shall have a nontransferable and nonassignable right to receive payment from the Company in an amount equal to the Remaining Arrearages on the shares of Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock and Series V-1 Preferred Stock so converted, such payment or payments to be made when, as and if the Company would have paid the accrued and unpaid dividends constituting the Remaining Arrearages had the Series I Preferred Stock, Series II Preferred Stock, Series IV Preferred Stock, Series V Preferred Stock or Series V-1 Preferred Stock with respect to which such Remaining Arrearages relate not been converted.
               R. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP (“CooleyGodward”) has served as special counsel to Annapolis Ventures LLC and has negotiated the terms of the Registration Agreement and the Voting Agreement (together, the “Related Agreements”), the Agreement, the Restated Certificate and the Exhibits to the Agreement and the Related Agreements solely on behalf of Annapolis Ventures LLC. Each Shareholder hereby acknowledges that (a) they have had an opportunity to obtain independent legal counsel; and (b) acknowledge that with respect to this Agreement, the Related Agreements, the Restated Certificate and the Exhibits to the Agreement and the Related Agreements, Cooley Godward has represented solely Annapolis Ventures LLC, and not any other Shareholder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Second Amended and Restated Reclassification Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:

Its:

PREFERRED STOCKHOLDERS:

PHILLIPS-SMITH SPECIALTY RETAIL GROUP I, L.P.
By:	Phillips-Smith Management Company, L.P., its Managing General Partner

By:

	Its:	General Partner

PHILLIPS-SMITH SPECIALTY RETAIL GROUP II, L.P.
By:	Phillips-Smith Management Company, L.P., its Managing General Partner

By:

	Its:	General Partner

BANKAMERICA CAPITAL CORPORATION

By:

Its:

BANKAMERICA VENTURES F/K/A FIRST SMALL BUSINESS INVESTMENT COMPANY OF CALIFORNIA

By:

Its:

Second Amended and Restated Reclassification Agreement

WILLIAM BLAIR CAPITAL PARTNERS III, L.P.
By:	William Blair Venture Management Company, L.P., its General Partner

By:

Ellen Carnahan, General Partner

SPROUT CAPITAL VI, L.P.
By:	DLJ Capital Corporation, its Managing General Partner

By:

Its:

DLJ VENTURE CAPITAL FUND II, L.P.
By:	DLJ Fund Associates II, its General Partner

By:

Its:

KCB BV, L.P.
By:	KCB BV, Inc., its General Partner

By:

Harvey Knell, President
	Its:	General Partner

ABELSON FAMILY PARTNERSHIP:

By:

Hirschel B. Abelson
Its:

Second Amended and Restated Reclassification Agreement

THE JEWISH COMMUNAL FUND

By:

Its:

Richard E. George

Terry J. Hanson

Jeffrey H. Brotman

THE 1991 BROTMAN CHILDREN’S TRUST

By:

John Meisenbach, Trustee

John Meisenbach

Thomas Kully

DRAKE & CO FOR CITIVENTURE III

By:

Its:

BOOTH & CO. (MUNICIPAL EMPLOYEES ANNUITY & BENEFIT FUND OF CHICAGO)

By:

Its:

Second Amended and Restated Reclassification Agreement

BOOTH & CO. (Policeman’s Fund)

By:

Its:

CHANCELLOR VENTURE CAPITAL I L.P. (F/K/A MAC & CO.)
By:	Chancellor LGT Venture Partners, L.P., its general partner
By:	Chancellor Venture LGT Partners, Inc., its general partner

By:

Its:

FOCUS & CO. FOR BAXTER INTERNATIONALCORP.

By:

Its:

DLJ CAPITAL CORPORATION

By:

Its:

DLJ FIRST ESC L.L.C.

By:

Its:

FOURCAR BV

By:

Its:

Second Amended and Restated Reclassification Agreement

MARCH FOUNDATION

By:

Its:

LACOMBLE RETAILING SA

By:

Its:

Marie-Pierre Fournier

Jacques Fournier

Daniel Bernard

APPOTAMOX FOUNDATION

By:

Its:

BAMSE NV

By:

Its:

KME VENTURE II
By:	SAFAT Ltd., its Investment Manager

By:

Its:

Second Amended and Restated Reclassification Agreement

KME VENTURE III, L.P.
By:	SAFAT, Ltd., it General Partners

By:

Its:

Howard Schultz

Orin C. Smith

Steven Ritt

CALCOM PENSION PLAN

By:

Its:

SMITH BARNEY IRA FBO HENRY J. NASELLA

By:

Its:

Henry J. Nasella

LEBOW FAMILY PARTNERSHIP

By:

Steven Lebow, its General Partner
Second Amended and Restated Reclassification Agreement

Steven Lebow, JT Tenant with Susan Lebow

Susan Lebow, JT Tenant with Steven Lebow

THE MICHAEL HARVEY LEBOW IRREVOCABLE TRUST

By:

Steven E. Lebow, Trustee
By:

Susan Morse Lebow, Trustee

THE MATTHEW ALLAN LEBOW IRREVOCABLE TRUST

By:

Steven E. Lebow, Trustee

By:

Susan Morse Lebow, Trustee

Susan C. Schnabel

James Sington

Steven Dietz

Vince DeGiaimo
Second Amended and Restated Reclassification Agreement

Douglas Hayes, JT Ten with Connie Hayes

Connie Hayes, JT Ten with Douglas Hayes

MOELIS FAMILY TRUST

By:

Kenneth D. Moelis, Trustee

By:

Julie Moelis, Trustee

Peter Nolan

WOO FAMILY TRUST DTD NOVEMBER 30, 1998

By:

Warren C. Woo, Trustee

By:

Carolyn M. Suda, Trustee

John Danhakl

Richard Galanti

SEP FOR THE BENEFIT OF YVES SISTERON
By:	Donald Lufkin Jenrette Securities Corporation as Custodian

By:

Its:

Second Amended and Restated Reclassification Agreement

Yves Sisteron

Peter Dyvig

Glynn Bloomquist

PICTET & CIE

By:

Its:

FEIGIN TRADING CO.

By:

Its:

U-3 PARTNERSHIP

By:

Samuel N. Stroum, its General Partner

JOHN D. AND CATHERINE T. MACARTHUR FOUNDATION

By:

Its:

BCI GROWTH III, L.P.
By:

Teaneck Associates, L.P., Its General Partner

By:

Its:	General Partner
Second Amended and Restated Reclassification Agreement

James R. Miller

Virginia B. Jontes

DOUBLEMOUSSE B.V.

By:

Its:

ARABELLA, S.A.

By:

Its:

OAK INVESTMENT PARTNERS VII

By:

Gerald R. Gallagher, General Partner Managing Member of Oak Associates VII, LLC, The General Partner of Oak Investment Partners VII, Limited Partnership

OAK VII AFFILIATES, LLC

By:

Gerald R. Gallagher, General Partner Managing Member of Oak VII Affiliates, LLC, The General Partner of Oak VII Affiliates Fund Limited Partnership
Second Amended and Restated Reclassification Agreement

SHENNAN FAMILY PARTNERSHIP

By:

Its:

C. DONALD DORSEY AND LYDIA DORSEY REVOCABLE LIVING TRUST DTD AUGUST 5, 1993

By:

Its:

STRATEGIC GLOBAL PARTNERS, LLC

By:

Its:

INTERNET TECHNOLOGY VENTURES, LLC

By:

Its:

Robert Markey

Juanita F. Francis

GREENHOUSE CAPITAL PARTNERS

By:

Its:

Second Amended and Restated Reclassification Agreement

GLOBAL RETAIL PARTNERS, L.P.
By:	GLOBAL RETAIL PARTNERS, INC. General Partner

By:

Its:

DLJ DIVERSIFIED PARTNERS, L.P.
By:	DLJ DIVERSIFIED PARTNERS, INC. General Partner

By:

Its:

DLJ DIVERSIFIED PARTNERS-A, L.P.
By:	DLJ DIVERSIFIED PARTNERS, INC. General Partner

By:

Its:

GRP PARTNERS, L.P.
By:	GLOBAL RETAIL PARTNERS, INC. General Partner

By:

Its:

GLOBAL RETAIL PARTNERS FUNDING, INC.

By:

Its:

DLJ ESC II L.P.
By:	DLJ LBO PLANS MANAGEMENT CORPORATION General Partner

By:

Its:

Second Amended and Restated Reclassification Agreement

THE SAMUEL J. AND SANDRA S. PARKER FAMILY TRUST DTD SEPTEMBER 10, 1982
By:
Its:	Trustee

WEBER 1997 DYNASTY TRUST
By:
Patricia L. Fennema, Trustee

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
By:
Its:

Martha Richner

SG COWEN
By:
Its:

FIDAS BUSINESS S.A.
By:
Its:

Erich L. Spangenberg

Steven E. Lebow, Individually

Second Amended and Restated Reclassification Agreement

CAROL F. THOR REVOCABLE TRUST U/A/D 6/8/90
By:
Carol F. Thor, Trustee

Karen Ferguson

JOHN R. KROMER AS TRUSTEE UNDER THE JOHN R. KROMER DECLARATION OF TRUST DTD JUNE 11, 1991, AND SUCCESSOR TRUSTEES
By:
John R. Kromer, Trustee

John Kromer

Greg Smolarek

Bob VonderHaar

ANNAPOLIS VENTURES LLC
By:	Annapolis Operations LLC,
its Managing Member

By:
Doulgas O. Hickman,
Manager/Member
Second Amended and Restated Reclassification Agreement

LATHAM & WATKINS
By:
Its:

Donald L. Schwartz

GRP II, L.P.,
By:	GRPVC, L.P., its General Partner
By: GRP Management Services Corp., its General
Partner

By:
Its:

GRP II PARTNERS, L.P.
By:	GRPVC, L.P., its General Partner
By: GRP Management Services Corp., its General
Partner

By:
Its:

Denis Defforey

Second Amended and Restated Reclassification Agreement

EXHIBIT A
RESTATED CERTIFICATE
Second Amended and Restated Reclassification Agreement

EXHIBIT B
REGISTRATION AGREEMENT
Second Amended and Restated Reclassification Agreement

S-ii

EXHIBIT C
VOTING AGREEMENT
Second Amended and Restated Reclassification Agreement

S-iii

EXHIBIT D
LATHAM & WATKINS LEGAL OPINION
Second Amended and Restated Reclassification Agreement

S-iv

SCHEDULE 5A(vi)
MATERIAL CHANGES AND DEFAULTS
     The Balance Sheet reflects an investment in 1999 of approximately $5 million through ULTA Internet Holdings, Inc. in Jamin.com, private website involved in the retail perfume sales. That $5 million investment was converted as of the beginning of the current fiscal year to an investment in ULTA Holdings, LLC, whereby the Company, ULTA Internet Holdings, Inc., Online Retail Partners, LLC, ULTA Holdings, LLC and ULTA.com, LLC entered into various transactions for the development and operation of a retail website for the Company through ULTA Holdings, LLC. In light of the current market condition of the retail e-commerce segment and the fact that the retail website is not yet fully operational, the Company cannot be certain that it will not suffer a loss of the entire investment.
Second Amended and Restated Reclassification Agreement

S-v

SCHEDULE 9Q
UNDISCLOSED LIABILITIES
None
Second Amended and Restated Reclassification Agreement

S-vi

SCHEDULE 11E
PROFESSIONALLY MANAGED INVESTMENT FUNDS
Chancellor Venture Capital, L.P. and its Affiliates
CitVenture Private Participations II Limited and its Affiliates
SHAREHOLDERS WITH MANAGED ACCOUNTS AND OTHER PERSONS
Chicago Municipal Employees Pension Fund
Chicago Police Pension Fund
Baxter Travenol Employee Pension Fund
BankAmerica Capital Corporation1
BankAmerica Ventures f/k/a First Small Business Investment Company of California1
DLJ Capital Corporation2
DLJ First ESC L.L.C.2
OTHER PERSONS
Doublemousse B.V. and any one or more of its affiliates.

[1]	The provisions governing confidentiality and noncompetition between the Company and BankAmerica are set forth in a separate letter agreement.

[2]	The exemption for these Shareholders is conditioned upon their adoption and enforcement of the procedures contemplated in clause (x)(i) of Section 11E of the Agreement.
Second Amended and Restated Reclassification Agreement

S-vii

Schedule A
Schedule of Initial Purchasers3
Series V-1

Purchaser	Series V-1 Preferred Stock	Purchase Price
Doublemousse B.V.	1,080,000	$1,620,000.00

		Cancellation of
		Indebtedness for
Purchaser	Series V-1 Preferred Stock	Bridge Notes
Doublemousse B.V.	2,251,699.34	$3,377,549.01

Subtotal of Doublemousse’s initial Series V-1 principal investment and conversion of Bridge Notes:	3,331,699.34	$4,997,549.01
Series V

Purchaser	Series V Preferred Stock	Purchase Price
Oak Investment Partners VII, Limited Partnership	1,755,900	$2,633,850.00

Oak VII Affiliates Fund, Limited Partnership	44,100	66,150.00

GRP II, L.P.	2,592,000	3,888,000.00

GRP II Partners, L.P.	288,000	432,000.00

Annapolis Ventures LLC	1,260,000	1,890,000.00

C. Donald Dorsey and Lydia Dorsey Rev. Living	775	1,162.50

[3]	Each holder of Series V Preferred Stock and Series V-1 Preferred Stock shall receive checks in the amount equal to their fractional shares.
Second Amended and Restated Reclassification Agreement

S-viii

		Cancellation of
		Indebtedness for
Purchaser	Series V Preferred Stock	Bridge Notes
Steven and Susan Lebow	20,353.07	$30,529.60
Henry Nasella	2,261.45	3,392.18
Steven E. Lebow	87,631.26	131,446.89
Lebow Family Partnership	46,359.76	69,539.64
The Matthew Allan Lebow Irrevocable Trust	10,176.53	15,264.80
The Michael Harvey Lebow Irrevocable Trust	10,176.53	15,264.80
Susan Schnabel	2,826.81	4,240.22
Oak Investment Partners VII	602,802.15	904,203.22
Oak VII Affiliates, LLC	15,139.57	22,709.36
Global Retail Partners, L.P.	310,373.67	465,560.50
DLJ Diversified Partners, L.P.	92,484.90	138,727.35
DLJ Diversified Partners-A, L.P.	34,247.57	51,371.35
GRP Partners, L.P.	19,886.64	29,829.96
Global Retail Partners Funding, Inc.	21,368.60	32,052.90
DLJ ESC II, L.P.	5,730.66	8,595.99
Kenneth D. & Julie Moelis, Trustees Moelis Family Trust	2,236.92	3355.38
Drake & Co. For Citiventure III	171,124.27	256,686.40
Chancellor Venture Capital I L.P. (f/k/a MAC & Co.)	69,903.70	104,855.56
Booth & Co. (f/k/a Booth & Co. (Pol.))	13,980.74	20,971.11
Municipal Employees Annuity and Benefit Fund of Chicago	22,369.19	33,553.78
Focus & Co.	2,796.15	4,194.22
Second Amended and Restated Reclassification Agreement

S-ix

		Cancellation of
		Indebtedness for
Purchaser	Series V Preferred Stock	Bridge Notes
C. Donald Dorsey and Lydia Dorsey Rev. Living Trust	2,796.15	4,194.22
Robert Markey	18,454.58	27,681.87
Jeffrey Brotman	5,033.07	7,549.60
The 1991 Brotman Children’s Trust	11,184.59	16,776.89
Steven Dietz	6,990.37	10,485.56
Denis Defforey	1,398,074.07	2,097,111.11
Latham & Watkins	34,951.85	52,427.78
Donald L. Schwartz	83,884.44	125,826.67
Samuel J. and Sandra S. Parker Family Trust (Sept 20)	64,194.00	96,291

Subtotal for Bridge Note Conversion (including 14.26 fractional shares which will not be issued but will be paid by check)	3,189,793.27	$4,784,689.90
Subtotal for Series V Preferred Stock Issuance (including conversion of Bridge Loans and fractional shares)	9,130,568.27	$13,695,852.40

GRAND TOTAL (For both Series V and Series V-1 Preferred Stock issuance, including fractional shares)	12,462,267.61	$18,693,401.41
Second Amended and Restated Reclassification Agreement

S-x

Schedule B
Schedule of Subsequent Purchasers

Purchaser	Series V-1 Preferred Stock	Purchase Price
Doublemousse B.V.	920,000	$1,380,000.00

Purchaser	Series V Preferred Stock	Purchase Price
Oak Investment Partners VII, Limited Partnership	1,495,766		$2,243,649.00
Oak VII Affiliates Fund, Limited Partnership	37,566		56,349.00
GRP II, L.P.	2,208,000		3,312,000.00
GRP II Partners, L.P.	245,333		367,999.50
Annapolis Ventures LLC	1,073,333		1,609,999.50

TOTAL		$
Second Amended and Restated Reclassification Agreement

S-xi

Schedule of Shareholders
Phillips-Smith Specialty Retail Group I, L.P.
Phillips-Smith Specialty Retail Group II, L.P.
BankAmerica Capital Corporation
BankAmerica Ventures f/k/a First Small Business Investment Company of California
William Blair Capital Partners III, L.P.
Sprout Capital VI, L.P.
DLJ Venture Capital Fund II, L.P.
KCB BV, L.P.
Abelson Family Partnership
The Jewish Communal Fund
Richard E. George
Terry J. Hanson
Jeffrey H. Brotman
1991 Brotman Children’s Trust
John Meisenbach
Thomas Kully
Drake & Co for Citiventure III
Booth & Co.(Municipal Employees Annuity & Benefit Fund of Chicago)
Booth & Co (Pol. Fund)
Chancellor Venture Capital I L.P. (f/k/a MAC & Co.)
Focus & Co. for Baxter International Corp.
DLJ Capital Corporation
DLJ First ESC L.L.C
Fourcar BV
March Foundation
Lacomble Retailing SA
Marie-Pierre Fournier
Jacques Fournier
Daniel Bernard
Appotamox Foundation
Bamse NV
KME Venture II
KME Venture III, L.P.
Howard Schultz
Orin C. Smith
Steven Ritt
Calcom Pension Plan
Henry J. Nasella
Smith Barney f/b/o of IRA of Henry
Lebow Family Partnership:
Steven and Susan Lebow
The Michael Harvey Lebow Irrevocable Trust
The Matthew Allan Lebow Irrevocable Trust
Second Amended and Restated Reclassification Agreement

S-xii

Susan C. Schnabel
James Sington
Steven Dietz
Vincent DeGiaimo
Douglas and Connie Hayes:
Kenneth D. and Julie Moelis, Trustee under Moelis Family Trust
Peter Nolan
Woo Family Trust dtd 11/30/1998
John Danhakl
Richard Galanti
SEP f/b/o Yves Sisteron
Yves Sisteron
Peter Dyvig
Glynn Bloomquist
Pictet & CIE
Feigin Trading Co.
U-3 Partnership
The John D. and Catherine T. MacArthur Foundation
BCI Growth III, L.P.V
James R. Miller
Virginia B. Jontes
Doublemousse B.V.
Arabella, S.A.
Oak Investment Partners VII
Oak VII Affiliates, LLC
Shennan Family Partnership
C. Donald Dorsey and Lydia Dorsey Revocable Living Trust Dated 8/5/93:
Strategic Global Partners, LLC:
Internet Technology Ventures, LLC
Robert Markey
Juanita F. Francis
Greenhouse Capital Partners
Global Retail Partners, L.P.
DLJ Diversified Partners, L.P.
DLJ Diversified Partners-A, L.P.
GRP Partners, L.P.
Global Retail Partners Funding, Inc.
DLJ ESC II L.P.
The Samuel J. and Sandra S. Parker Family
Trust dated September 10, 1982
Weber 1997 Dynasty Trust
Donaldson, Lufkin & Jenrette Securities Corporations
Martha Richner
SG Cowen
Fidas Business S.A.
Erich L. Spangenberg
Second Amended and Restated Reclassification Agreement

S-xiii

Steven Lebow (Individually)
Carol F. ThorRevocable Trust u/a/d 6/8/90
Karen Ferguson
John Kromer, Trustee under the John R. Kromer declaration of trust dated June 11, 1991, and successor trustees
John Kromer (Individually)
Greg Smolarek
Bob VonderHaar
Annapolis Ventures LLC
Latham and Watkins
Donald Schwartz
GRP II, L.P.
GRP II Partners, L.P.
Denis Defforey
Second Amended and Restated Reclassification Agreement

S-xiv

SECOND AMENDED AND RESTATED
RECLASSIFICATION AND SALE OF SHARES AGREEMENT
OF
ULTA SALON, COSMETICS & FRAGRANCE, INC.
December 18, 2000
Second Amended and Restated Reclassification Agreement

S-xv

Second Amended and Restated Reclassification Agreement

i

Second Amended and Restated Reclassification Agreement

ii